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                                                                    EXHIBIT 99.1

                             BURR-BROWN CORPORATION
                            1993 STOCK INCENTIVE PLAN

                (AS AMENDED AND RESTATED THROUGH MARCH 20, 1998)


PREAMBLE

               The BURR-BROWN CORPORATION previously adopted the Burr-Brown Research Corporation Incentive Stock Plan of 1981 that was amended and restated in 1983. That plan shall be referred to as the "Original Plan." The Burr-Brown Corporation 1993 Stock Incentive Plan ("Plan") shall serve as the successor to the Original Plan and will become effective as provided in Section 7 of this Article One.

               All share numbers in this March 20, 1998 restatement have been adjusted upward to take into account the 3-for-2 split of the Stock which the Board authorized on February 20, 1998 and which is to be effected in the form of a stock dividend payable on March 20, 1998 to the Company's stockholders of record on March 6, 1998.

                                   ARTICLE ONE
                                     GENERAL

               1. Definitions. As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

               1.1 "Board" shall mean the Board of Directors of the Company.

               1.2 "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                      1.2.1 any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

                      1.2.2 there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
        (A) who were still in office at the time such election or nomination was approved by the Board.


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               1.3 "Code" shall mean the Internal Revenue Code of 1986.

               1.4 "Committee" shall mean either the Primary Committee or the Secondary Committee acting within the scope of its administrative jurisdiction under the Plan, as determined pursuant to Section 4 of Article One.

               1.5 "Company" shall mean Burr-Brown Corporation, a Delaware corporation.

               1.6 "Corporate Transaction" shall mean any of the following stockholder- approved transactions to which the Company is a party:

                      1.6.1 a merger, consolidation or other reorganization in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

                      1.6.2 the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, or

                      1.6.3 any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

               1.7 "Fair Market Value" shall mean the closing selling price per share of Stock on the date in question, as reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no such reported price on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               1.8 "Hostile Take-Over" shall mean a change in ownership of the Company in which any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

               1.9 "Option" shall mean an option to purchase Stock granted pursuant to the provisions of the Discretionary Option Grant or Automatic Option Grant Program.

               1.10 "Optionee" shall mean any person to whom an Option is granted pursuant to the Discretionary Option Grant or Automatic Option Grant Program.

               1.11 "Original Plan" shall mean the Burr-Brown Research Corporation Incentive Stock Plan of 1981, as amended and restated in 1983.


                                       2.


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               1.12 "Participant" shall mean an employee or consultant to whom
Stock is issued pursuant to the provisions of the Stock Issuance Program.

               1.13 "Plan" shall mean the Burr-Brown Corporation 1993 Stock Incentive Plan, as amended from time to time.

               1.14 "Service" shall mean the performance of services on a periodic basis to the Company (or any Subsidiary corporation) in the capacity of an employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable Option or Stock issuance agreement executed pursuant to the provisions of the Plan.

               1.15 "Stock" shall mean the Common Stock of the Company.

               1.16 "Subsidiary" or "Subsidiaries" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

               1.17 "Take-Over Price" shall mean the greater of (a) the Fair Market Value per share of Stock subject to an outstanding Option on the date that Option is surrendered to the Company in connection with a Hostile Take-Over or (b) the highest reported price per share of such Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered Option is an incentive stock option under Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

               2. Purpose. This Plan is intended to benefit the Company by (i) providing an incentive to and encouraging Stock ownership by key employees (including officers), non-employee members of the Board and consultants of the Company and its Subsidiaries; (ii) providing such key employees, non-employee Board members and consultants the opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company's success; and (iii) encouraging such individuals to remain in the Service of the Company or its Subsidiaries.

               3. Structure of the Plan.

               3.1 Stock Programs. The Plan shall be divided into three (3) separate components:

               - The Discretionary Option Grant Program, under which eligible individuals may, at the discretion of the Committee, be granted Options to purchase shares of Stock in accordance with the provisions of Article Two.

               - The Stock Issuance Program, under which eligible individuals may be issued shares of Stock directly, either through the immediate purchase of such shares at a price not less than their Fair Market Value at the time of issuance or as a bonus tied to the performance of services or the Company's attainment of financial objectives, without any cash payment required of the recipient.


                                       3.


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               - The Automatic Option Grant Program, under which each
        non-employee Board member shall automatically receive special Option grants at periodic intervals in accordance with the provisions of Article Four.

               3.2 General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant, Stock Issuance and Automatic Option Grant Programs and shall accordingly govern the interests of all individuals under the Plan.

               4. Administration.

               4.1 The Discretionary Option Grant and Stock Issuance Programs under the Plan shall, with respect to all individuals subject to the short-swing profit restrictions of the Federal securities laws, be administered by the Primary Committee. The Primary Committee shall initially have the same membership as the Board's Compensation Committee. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs shall be vested in the Primary Committee. However, the Board may, in its discretion, appoint a Secondary Committee of the Board to exercise separate but concurrent jurisdiction with respect to the participation of such persons in those programs.

               4.2 Individuals serving on the Primary Committee or any Secondary Committee shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time. Each Committee shall, within the scope of its administrative jurisdiction under the Plan, have full authority, subject to the express provisions of the Plan, to administer the Discretionary Option Grant and Stock Issuance Programs, including authority to interpret and construe any provision of such programs and to adopt such rules and regulations as it may deem necessary or appropriate. Decisions of each Committee within the scope of its administrative jurisdiction under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program or any outstanding Option grant or Stock issuance hereunder. No member of the Board and no member of the Primary Committee or any Secondary Committee shall be liable for any action or determination made in good faith with respect to the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any Option grant or Stock issuance under it.

               5. Option Grants and Stock Issuances.

               5.1 The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Three are as follows:

                      - officers and other key employees of the Company (or its parent or subsidiary corporations, whether now existing or subsequently established) who render services which contribute to the management, growth and financial success of the Company (or such parent or subsidiary corporations);

                      -      non-employee Board members; and,


                                       4.


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                      - those consultants or other independent contractors who
        provide valuable services to the Company (or its parent or subsidiary corporations).

               5.2 Non-employee Board members shall also be eligible to participate in the Automatic Option Grant Program under Article Four.

               5.3 Both the Primary Committee and the Secondary Committee shall each have full authority, within the scope of their administrative jurisdiction under the Plan, to determine, (i) with respect to the Option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive Option grants, the number of shares to be covered by each such grant, the status of the granted Option as either an incentive stock option meeting the requirements of Code Sections 421 and 422 ("Incentive Option") or a nonstatutory option not intended to meet such requirements ("Nonstatutory Option"), the time or times at which each granted Option is to become exercisable and the maximum term for which the Option may remain outstanding; and (ii) with respect to Stock issuances under the Stock Issuance Program, which eligible individuals are to be selected for participation, the number of shares to be issued to each selected individual, the vesting schedule (if any) to be applicable to the issued shares and the consideration to be paid for such shares.

               6. Stock.

               6.1 Stock Available. The Stock to be issued under this Plan may be either authorized but unissued shares or shares issued and thereafter reacquired by the Company. The aggregate number of shares of Stock which may be issued pursuant to this Plan shall not exceed at any time 8,888,160 shares, subject to adjustment from time to time as provided in paragraph 6.3 below. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance under the Original Plan as of the Effective Date, including the shares of Stock subject to the outstanding options under the Original Plan incorporated into this Plan and any other shares which would have been available for future option grant under the Original Plan (estimated to be 1,613,160 shares in the aggregate), plus (ii) an additional increase of 2,025,000 shares of Stock previously authorized by the Board and approved by the Company's stockholders prior to the Plan Effective Date, plus (iii) a subsequent increase of 1,125,000 shares of Stock authorized by the Board on February 16, 1996 and approved by the Company's stockholders at the 1996 Annual Meeting held on April 26, 1996 plus (iv) an additional increase of 1,125,000 shares of Stock authorized by the Board as of March 4, 1997 and approved by the stockholders at the 1997 Annual Meeting plus (v) a further increase of an additional 3,000,000 shares of Stock authorized by the Board on , 1998, subject to stockholder approval at the 1998 Annual Meeting. All issuances of Stock under the Plan, including any shares of Stock issued upon the exercise of options incorporated into the Plan from the Original Plan, shall reduce on a one-for-one basis the number of shares of Stock available for subsequent issuance under the Plan. Should any Option or any portion thereof be terminated or canceled for any reason without being exercised or surrendered in accordance with Section 4 of Article Two or Section 3 of Article Four, the shares subject to the portion of the Option not so exercised or surrendered shall be available for subsequent Option grants or Stock issuances under this Plan. In addition, unvested shares issued under the Plan and subsequently repurchased by the Company, at the original exercise or issue price paid per share, pursuant to the Company's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more


                                       5.


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subsequent option grants or direct stock issuances under the Plan. However, shares subject to an Option or portion thereof surrendered in accordance with
Section 4 of Article Two shall not be available for subsequent Option grants or Stock issuances under the Plan. If the Option price for any Options granted under the Plan is paid with shares of Stock or if any shares of Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the income and employment tax liability incurred in connection with any Optionee's or Participant's acquisition of Stock hereunder, then the number of shares of Stock available for subsequent issuance shall be reduced by the gross number of shares for which the Option is exercised or in which the Participant vests, and not by the net number of shares actually issued to the Optionee or the Participant.

               6.2 In no event may the aggregate number of shares of Stock for which any one individual participating in the Plan may be granted Options and direct Stock issuances exceed 2,025,000 shares in the aggregate over the term of the Plan. For purposes of such limitation, no Option grants or direct Stock issuances made prior to January 1, 1994 shall be taken into account.

               6.3 Corporate Reorganization. In the event that any change is made to the securities issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, Stock dividend, Stock split, combination of shares, exchange of shares or other change in capitalization) then, subject to the provisions of Section 2 of Article Two, Section 2 of Article Three and Section 3 of Article Four, the Primary Committee may make appropriate adjustments in the maximum number and/or kind of securities issuable under the Plan, the maximum number and/or kind of securities for which Option grants and direct Stock issuances may be made to any one participant in the aggregate after December 31, 1993 and the number and/or kind of securities for which automatic Option grants are to be subsequently made to newly-elected and continuing non-employee Board members under the Automatic Option Grant Program in order to reflect the effect of such change upon the Company's capital structure, and may make appropriate adjustments to the number and/or kind of securities and Option price of the securities subject to each outstanding Option to prevent the dilution of benefits thereunder. The adjustments determined by the Primary Committee shall be final, binding and conclusive.

               6.4 Excess Grants and Issuances. Options to purchase shares of Stock may be granted and shares of Stock may be issued under the Plan which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Plan are held in escrow until the Company's stockholders approve an amendment sufficiently increasing the number of shares of Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the initial excess issuances are made, whether as Option grants or direct Stock issuances, then (I) any unexercised Options representing such excess shall terminate and cease to be exercisable and (II) the Company shall promptly refund to the Optionees and Participants the Option or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

               6.5 Restrictions. Shares issued under the Discretionary Option Grant or Stock Issuance Program may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee.


                                       6.


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               7. Effective Date and Term of Plan.

               7.1 Effective Date. The Discretionary Option Grant and Stock Issuance Programs under the Plan were adopted by the Board on February 11, 1994, and the date of such adoption accordingly constitutes the Effective Date for those two programs and the Plan. The Automatic Option Grant Program under the Plan was adopted by the Board on February 11, 1994 and became effective upon approval by the stockholders at the 1994 Annual Meeting held on April 22, 1994. The date of such stockholder approval accordingly constitutes the Effective Date of the Automatic Option Grant Program.

               7.2 Amendment. The Plan was amended and restated by the Board, effective February 16, 1996 (the "February 1996 Restatement") to increase the maximum number of shares of Stock authorized for issuance over the term of the Plan by an additional 1,125,000 shares. Stockholders approved the February 1996 Restatement at the 1996 Annual Meeting held on April 26, 1996. On March 4, 1997, the Board restated the Plan to (i) increase the maximum number of shares of Stock authorized for issuance over the term of the Plan by an additional 1,125,000 shares, (ii) effect a number of changes to the Automatic Option Grant Program in effect for the non-employee Board members, (iii) allow any unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise price or issue price paid per share to be reissued under the Plan, (iv) remove certain restrictions on the eligibility of non-employee Board members to serve on the Primary Committee and (v) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The March 4, 1997 restatement was approved by the stockholders at the 1997 Annual Meeting. On ____________, 1998, the Board amended and restated the Plan to increase the maximum number of shares of Stock authorized for issuance over the term of the Plan by an additional 3,000,000 shares. The 1998 restatement is subject to stockholder approval at the 1998 Annual Meeting and shall not become effective unless such stockholder approval is obtained. Should such stockholder approval not be obtained, then no Option grants or Stock issuances shall be made on the basis of the 3,000,000-share increase; however, the Plan shall continue in full force and effect in accordance with the terms and provisions in effect under the Plan immediately prior to the date the Board adopted the 1988 restatement, and Option grants and Stock issuances may continue to be made under the Plan until the existing share reserve under the Plan is issued. All option grants made under the Plan prior to the 1998 restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1998 restatement shall be deemed to modify or in any way affect those outstanding options.

               7.3 Term of Plan. Unless sooner terminated in accordance with
Section 2 of Article Two, Section 2 of Article Three, Section 3 of Article Four or by the Board, the Plan shall terminate on the earlier of:

                    (i) the tenth (10th) anniversary of the Effective Date of the Plan; or

                   (ii) the date on which all shares available for issuance under the Plan shall have been issued or their availability cancelled pursuant to the surrender of Options granted hereunder.


                                       7.


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               If the date of termination is determined under (i) above, then
Options and unvested Stock issuances outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options and Stock issuances.


                                       8.


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                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


               1. Terms and Conditions of Options. Options granted pursuant to this Discretionary Option Grant Program shall be authorized by the Committee and may be either Incentive Options or Nonstatutory Options. The granted Options shall be evidenced by instruments in such form and including such terms and conditions as the Committee shall from time to time approve; provided, however, that each such instrument shall comply with the following terms and conditions:

               1.1 Option Price.

                      1.1.1 The Option price per share shall be fixed by the Committee, but in no event shall the Option price per share be less than the Fair Market Value of a share of the option Stock on the date of the Option grant.

                      1.1.2 Subject to the provisions of Section 1 of Article Five, the Option price shall become immediately due and payable upon exercise of the Option and shall be payable in one of the alternative forms specified below:

                           1.1.2.1 Full payment in United States dollars in cash
or cash equivalents;

                           1.1.2.2 Full payment in shares of Stock valued at
Fair Market Value on the date the Option is exercised and held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes;

                           1.1.2.3 A combination of shares of Stock valued at
Fair Market Value on the date the Option is exercised and held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, and cash or cash equivalents, equal in the aggregate to the Option price;

                           1.1.2.4 Full payment through a broker-dealer sale and
remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

                           1.1.2.5 Such other lawful consideration as the
Committee shall determine.

               1.2 Manner of Exercise of Options. Each Option granted under the Discretionary Option Grant Program shall be exercisable at such time or times and during such period as shall be determined by the Committee and set forth in the instrument evidencing such


                                       9.


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Option. However, no Option may be exercised after the expiration of ten (10)
years from the date such Option is granted. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the Option by will or by the laws of descent and distribution following the Optionee's death. However, Nonstatutory Options may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the persons or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Options may be exercised by written notice to the Company in such terms as the Committee shall specify.

               1.3 Stockholder Rights. An Option holder shall have none of the rights of a stockholder with respect to any shares issuable under the Plan until such individual shall have been issued a stock certificate for the shares.

               1.4 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Stock for which one or more Options granted to any employee under this Plan (or any other option plan of the Company or its parent or Subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted. Should the number of shares of Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the Option may nevertheless be exercised in that calendar year for the excess number of shares as a nonstatutory option under the Federal tax laws.

               1.5 Termination of Service.

                      1.5.1 Except to the extent otherwise provided in paragraph
1.5.4 below, the following provisions shall govern the exercise period applicable to any outstanding Options under this Discretionary Option Grant Program held by the Optionee at the time of cessation of Service or death.

                      - Should the Optionee cease to remain in Service for any reason other than death or permanent disability, then the period during which each outstanding Option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service. However, the Committee shall have the discretion to provide for a longer post-Service exercise period (not to exceed the expiration date of the maximum Option term) in the event the Optionee ceases Service by reason of retirement at or after attainment of age sixty-five (65).


                                       10.

                      - In the event such Service terminates by reason of permanent disability (as defined in Code Section 22(e)(3)) or should the Optionee die while holding one or more outstanding Options, then the period during which each such Option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee's cessation of Service or death. During the limited exercise period following the Optionee's death, the Option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                      - Under no circumstances, however, shall any such Option be exercisable after the specified expiration date of the Option term.

                      1.5.2 During the post-Service exercise period, the Option may not be exercised for more than the number of shares of Stock in which the Optionee is vested at the time of cessation of Service. Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, each Option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any option shares for which such Option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

                      1.5.3 Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its Subsidiaries, then in any such event all outstanding Options held by the Optionee under this Discretionary Option Grant Program shall terminate immediately and cease to be outstanding.

                      1.5.4 The Committee shall have full power and authority to extend the period of time for which the Option is to remain exercisable following the Optionee's cessation of Service or death from the limited post-Service exercise period specified in the instrument evidencing such grant to such greater period of time as the Committee shall deem appropriate under the circumstances. In no event, however, shall such Option be exercisable after the specified expiration date of the Option term.

                      1.5.5 The Committee shall have complete discretion, exercisable either at the time the Option is granted or at any time the Option remains outstanding, to permit one or more Options granted under this Discretionary Option Grant Program to be exercised not only for the number of shares for which each such Option is exercisable at the time of the Optionee's cessation of Service but also for one or more subsequent installments of purchasable shares for which the Option would otherwise have become exercisable had such cessation of Service not occurred.

               2. Corporate Transactions/Changes in Control.

               2.1 Option Acceleration. Each Option which is outstanding under this Discretionary Option Grant Program at the time of a Corporate Transaction shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for


                                       11.

such Corporate Transaction, become fully exercisable with respect to the total number of shares of Stock at the time subject to such Option and may be exercised for all or any portion of such shares. However, an outstanding Option under this Discretionary Option Grant Program shall not so accelerate if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option, or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the Option grant. The determination of option comparability under clause (i) above shall be made by the Committee and its determination shall be final, binding and conclusive. The Committee shall also have full power and authority to grant Options under the Plan which are to automatically accelerate in whole or in part upon the termination of the Optionee's Service following a Corporate Transaction in which those Options are assumed or replaced.

               2.2 Termination of Options. Immediately following the consummation of the Corporate Transaction, all outstanding Options under this Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

               2.3 Option Adjustments. Each outstanding Option under this Discretionary Option Grant Program which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and kind of securities which would have been issued to the Option holder, in consummation of such Corporate Transaction, had such person exercised the Option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option price payable per share, provided the aggregate Option price payable for such securities shall remain the same. In addition, the class and kind of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

               2.4 Change in Control. The Committee shall have the discretionary authority, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to provide for the automatic acceleration of one or more outstanding Options under this Discretionary Option Grant Program upon the occurrence of a Change in Control. The Committee shall also have full power and authority to condition any such Option acceleration upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

               2.5 Option Continuation. Any Options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the Option term or the surrender of such Option in accordance with Section 4 of this Article Two.

               2.6 ISO Limitation. The exercisability as incentive stock options under the Federal tax laws of any Options accelerated under this Section 2 in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of paragraph 1.4 of this Article Two.


                                       12.

               2.7 Right to Modify Corporate Structure. The grant of Options under this Plan shall in no way effect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

               3. Cancellation and New Grant of Options. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Option holders, the cancellation of any or all outstanding Options under this Discretionary Option Grant Program and to grant in substitution therefor new Options under the Plan covering the same or different number and kind of shares of Stock but having an Option price per share not less than the Fair Market Value of the option Stock on the new grant date.

               4. Surrender of Options for Cash or Stock.

               4.1 Surrender Right. One or more Optionees may be granted the right, exercisable upon such terms and conditions as the Committee may establish, to surrender all or part of an unexercised Option under this Discretionary Option Grant Program in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the Option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered Option (or surrendered portion thereof) over
(ii) the aggregate Option price payable for such vested shares.

               4.2 Approval. No such Option surrender shall be effective unless it is approved by the Committee. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section 4 may be made in shares of Stock valued at Fair Market Value on the Option surrender date, in cash or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

               4.3 Limited Rights. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Primary Committee's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding Options under this Discretionary Option Grant Program. Upon the occurrence of a Hostile Take-Over, each such officer holding one or more Options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile TakeOver) to surrender each such Option to the Company, to the extent the Option is at the time exercisable for vested shares of Stock. In return for the surrendered Option, the officer shall be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the TakeOver Price of the shares of Stock which are at the time vested under each surrendered Option (or surrendered portion) over (ii) the aggregate Option price payable for such vested shares. Such cash distribution shall be paid within five
(5) days following the Option surrender date. The Primary Committee shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and provisions of this paragraph 4.3 of Article Two. No additional approval of the Primary Committee or the Board shall be required at the time of the actual Option surrender and cash distribution. The balance of the Option (if any) shall continue in full force and effect in accordance with the instrument evidencing such grant.


                                       13.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM


               1. Terms and Conditions of Direct Stock Issuances. Stock may be issued under this Stock Issuance Program, either through direct and immediate purchases without any intervening Option grants or as unvested shares issued upon the exercise of immediately exercisable Options granted under Article Two. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the following terms and conditions:

               1.1 Consideration.

                      1.1.1 Stock drawn from the Company's authorized but unissued shares of Stock ("Newly Issued Shares") shall be issued for one or more of the following items of consideration which the Committee may deem appropriate in each individual instance:

                         (i) cash or cash equivalents (such as a personal check
                    or bank draft) paid the Company;

                         (ii) a promissory note payable to the Company's order
                    in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Committee; or

                         (iii) past services rendered to the Company or any
                    Subsidiary.

                      1.1.2 Newly Issued Shares must be issued for consideration with a value not less than one-hundred percent (100%) of the Fair Market Value of such shares at the time of issuance.

                      1.1.3 Shares of Stock reacquired by the Company and held as treasury shares ("Treasury Shares") may be issued for such consideration (including one or more of the items of consideration specified in paragraph
1.1.1. of this Article Three) as the Committee may deem appropriate. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Company's attainment of specified performance objectives as the Committee may establish at the time of issuance.

               1.2 Vesting Provisions.

                      1.2.1 The issued Stock may, in the absolute discretion of the Committee, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Stock, namely:

                         (i) the Service period to be completed by the
                    Participant or the performance objectives to be achieved by the Company,


                                       14.

                         (ii) the number of installments in which the shares are
                    to vest,

                         (iii) the interval or intervals (if any) which are to
                    lapse between installments, and

                         (iv) the effect which death, disability or other event
                    designated by the Committee is to have upon the vesting schedule,

shall be determined by the Committee and incorporated into the Issuance Agreement executed by the Company and the Participant at the time such unvested shares are issued.

               1.3 Stockholder Rights. The Participant shall have full stockholder rights with respect to any shares of Stock issued to him or her under this Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of Stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any Stock dividend, Stock split, reclassification of Stock or other similar change in the Company's capital structure or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Committee shall deem appropriate.

               1.4 Termination of Service.

                      1.4.1 Should the Participant cease to remain in Service while holding one or more unvested shares of Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Company shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Committee's discretion, be retained by the Company as Treasury Shares or may be retired to authorized but unissued share status.

                      1.4.2 The Committee may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

               2. Corporate Transactions/Changes in Control.

               2.1 All unvested shares of Stock outstanding under this Stock Issuance Program shall immediately vest in full upon the occurrence of a Corporate Transaction, except to the extent the Committee imposes limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.


                                       15.

               2.2 The Committee shall have the discretionary authority, exercisable either at the time the unvested shares are issued or at any time while those shares remain outstanding, to provide for the immediate and automatic vesting of one or more unvested shares of Stock outstanding under this Stock Issuance Program at the time of a Change in Control. The Committee shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

               3. Transfer Restrictions/Share Escrow.

               3.1 Unvested shares may, in the Committee's discretion, be held in escrow by the Company until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares.

               3.2 The Participant shall have no right to transfer any unvested shares of Stock issued to him or her under this Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under this Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Company a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement applicable to the gifted shares.


                                       16.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM


               1. Eligibility.

               1.1 Eligible Optionees. The individuals eligible to receive automatic Option grants pursuant to the provisions of this Article Four shall be limited to (i) those individuals who were serving as non-employee Board members on the date of the 1994 Annual Stockholders Meeting, (ii) those individuals who are first elected or appointed as non-employee Board members on or after the date of such Annual Meeting, whether through appointment by the Board or election by the Company's stockholders, and (iii) those non-employee Board members who continue to serve on the Board at one or more Annual Stockholders Meetings beginning with the 1997 Annual Meeting. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Article Four.

               2. Terms and Conditions of Automatic Option Grants.

               2.1 Grant Dates. Option grants shall be made under this Article Four on the dates specified below:

                      2.1.1 Each individual who was serving as an Eligible Director on the date of the 1994 Annual Stockholders Meeting was automatically granted, on such date, a Nonstatutory Option to purchase 33,750 shares of Stock upon the terms and conditions of this Article Four.

                      2.1.2 Each individual who first became an Eligible Director on or after the date of the 1994 Annual Meeting and before March 4, 1997, whether through election by the Company's stockholders or appointment by the Board, was automatically granted, at the time of such initial election or appointment, a Nonstatutory Option to purchase 33,750 shares of Stock upon the terms and conditions of this Article Four.

                      2.1.3 Each individual who first becomes an Eligible Director on or after March 4, 1997, whether through election by the Company's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a Nonstatutory Option to purchase 18,000 shares of Stock upon the terms and conditions of this Article Four.

                      2.1.4 An Eligible Director serving as a non-employee Board member on March 4, 1997 shall, at each Annual Stockholders Meeting at which he or she is to continue to serve as a non-employee Board member, beginning with the Annual Stockholders Meeting held in the calendar year in which the last installment of the shares of Stock subject to his or her initial 33,750-share automatic Option grant under paragraph 2.1.1 or 2.1.2 vests, automatically be granted a Non-Statutory Option to purchase an additional 6,000 shares of Stock.


                                       17.

                      2.1.5 An Eligible Director who first joins the Board as a non-employee Board member at any time after March 4, 1997 shall, at each Annual Stockholders Meeting at which he or she is to continue to serve as a non-employee Board member, beginning with the Annual Stockholders Meeting held in the calendar year in which the third installment of the shares of Stock subject to his or her initial 18,000-share automatic Option grant under paragraph 2.1.3 vests, automatically be granted a Non-Statutory Option to purchase an additional 6,000 shares of Stock.

                      2.1.6 There shall be no limit on the number of such 6,000-share Option grants which any one Eligible Director may receive over his or her period of continued Board service.

               2.2 Adjustments. The number of shares for which the automatic Option grants are to be made to Eligible Directors shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph 6.3 of Article One.

               2.3 Option Price. The Option price per share of Stock of each automatic Option grant made under this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Stock on the automatic grant date.

               2.4 Option Term. Each automatic Option grant under this Article Four shall have a maximum term of ten (10) years measured from the automatic grant date.

               2.5 Exercisability/Vesting. Each automatic Option grant shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the Option shall be subject to repurchase by the Company, at the Option price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares in accordance with the schedule below:

                      2.5.1 Each initial automatic Option grant made pursuant to paragraph 2.1.1, 2.1.2 or 2.1.3 of this Article Four shall vest, and the Company's repurchase right shall lapse, in a series of five (5) successive equal annual installments over the Optionee's period of continued Service as a Board member, with the first such installment to vest upon Optionee's completion of one (1) year of Board service measured from the automatic grant date.

                      2.5.2 Each annual Automatic Option grant made pursuant to paragraph 2.1.4 or 2.1.5 of Article Four shall vest, and the Company's repurchase right shall lapse, in a series of five (5) successive equal annual installments over the Optionee's period of continued Service as a Board member, with the first such installment to vest upon Optionee's completion of one (1) year of Board service measured from the automatic grant date.

                      2.5.3 Vesting of the option shares granted under this Article Four shall be subject to the acceleration provisions of Section 3 of this Article Four. No Option grant made under this Automatic Option Grant Program on or after March 4, 1997 shall vest on an accelerated basis upon the Optionee's cessation of Board service by reason of death or permanent disability. Accordingly, no additional option shares shall vest after the Optionee's cessation of Board service.


                                       18.

               2.6 Payment. The Option price shall be payable in one of the alternative forms specified in paragraph 1.1.2 of Article Two. To the extent the Option is exercised for any unvested shares, the Optionee must execute and deliver to the Company a Stock issuance agreement for those unvested shares which provides the Company with the right to repurchase, at the Option price paid per share, any unvested shares held by the Optionee at the time of cessation of Board service and which precludes the sale, transfer or other disposition of any shares purchased under the Option, to the extent those shares are subject to the Company's repurchase right.

               2.7 Limited Transferability. An automatic Option grant may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the persons or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

               2.8 Termination of Board Service.

                      2.8.1 Should the Optionee cease service as a Board member for any reason other than death or permanent disability, while holding any automatic Option grant under this Article Four, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise that Option for any or all of the option shares in which the Optionee is vested at the time of such cessation of Board service.

                      2.8.2 Should the Optionee die while in Board service or within six (6) months after cessation of Board service, then any automatic Option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such Option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee's death.

                      2.8.3 Should the Optionee become permanently disabled (as defined in Code Section 22(e)(3)) and cease to serve as a Board member by reason of such disability, then the Optionee shall have a twelve (12)-month period following such cessation of Board service in which to exercise his or her outstanding automatic Option grants for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service.

                      2.8.4 Upon the Optionee's cessation of Board service for any reason, his or her outstanding automatic Option grants shall immediately terminate and cease to remain outstanding with respect to any option shares in which the Optionee is not otherwise at that time vested under those Options.

                      2.8.5 In no event shall any automatic Option grant under this Article Four remain exercisable after the expiration date of the ten
(10)-year Option term. Upon the expiration of the applicable post-Service exercise period under paragraphs 2.8.1 through 2.8.3 above or (if


                                       19.

earlier) upon the expiration of the ten (10)-year Option term, the automatic Option grant shall terminate and cease to remain outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board Service but for which such Option was not otherwise exercised.

               2.9 Stockholder Rights. The holder of an automatic Option grant under this Article Four shall have none of the rights of a stockholder with respect to any shares subject to that Option until such individual shall have exercised the Option and paid the Option price for the purchased shares.

               2.10 Remaining Terms. The remaining terms and conditions of each automatic Option grant shall be as set forth in the form Automatic Stock Option Agreement attached as Exhibit A to the Plan.

               3. Corporate Transactions/Changes in Control/Hostile Take-Overs.

               3.1 In the event of any Corporate Transaction, the shares of Stock at the time subject to each outstanding Option under this Article Four but not otherwise vested shall automatically vest in full, and the Company's repurchase right with respect to those shares shall terminate, so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Stock at the time subject to that Option and may be exercised for all or any portion of such shares as fully vested shares of Stock. Immediately following the consummation of the Corporate Transaction, all automatic Option grants under this Article Four shall terminate and cease to remain outstanding.

               3.2 In connection with any Change in Control, the shares of Stock at the time subject to each outstanding Option under this Article Four but not otherwise vested shall automatically vest in full, and the Company's repurchase right with respect to those shares shall terminate, so that each such Option shall, immediately prior to the occurrence of such Change in Control, become fully exercisable for all of the shares of Stock at the time subject to that Option and may be exercised for all or any portion of such shares as fully vested shares of Stock. Each such Option shall remain so exercisable until the expiration or sooner termination of the Option term.

               3.3 Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Company any Option granted to him or her under this Article Four. The Optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Stock at the time subject to the surrendered Option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the Option to the Company. Stockholder approval of the March 4, 1997 restatement of the Plan shall constitute pre-approval of each option surrender right subsequently granted under the Automatic Option Grant Program and the subsequent exercise of that right in accordance with the terms and provisions of this paragraph 3.3 of Article Three. No additional approval of the Committee or the Board shall be required in connection with such Option surrender and cash distribution. The shares of Stock subject to each Option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under the Plan.


                                       20.

               3.4 The automatic Option grants outstanding under this Article Four shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                                       21.

                                  ARTICLE FIVE

                                  MISCELLANEOUS


               1. Installment Payments, Loans and Guarantees of Loans.

               1.1 The Committee may, in its discretion, assist any Optionee or Participant (other than an Optionee or Participant who is a non-employee member of the Board) in the exercise of one or more Options granted to such Optionee or the purchase of one or more shares of Stock issued to such Participant under the Plan, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Company to such Optionee or Participant, (ii) permitting the Optionee or Participant to pay the Option price or purchase price for the purchased Stock in installments over a period of years or (iii) authorizing a guarantee by the Company of a third-party loan to the Optionee or Participant. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be upon such terms as the Committee specifies in the applicable Option or Issuance Agreement or otherwise deems appropriate under the circumstances. Loans, installment payments and guarantees may be granted with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the Option or purchase price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

               1.2 The Committee may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Committee may deem appropriate.

               2. Amendment of the Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan, and the Committee may amend or modify the terms of any outstanding Options or unvested Stock issuances under the Plan in any or all aspects whatsoever not inconsistent with the terms of the Plan. However, no such amendment or modification shall adversely affect rights and obligations with respect to Options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Stock issued under the Plan prior to such action, unless the Optionee or Participant consents to such amendment. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

               3. Use of Proceeds. Any cash proceeds received by the Company from the sale of shares pursuant to Option grants or direct Stock issuances under the Plan shall be used for general corporate business.

               4. Withholding.

               4.1 The Company's obligation to deliver shares of Stock upon the exercise of Options for such shares or upon the direct issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.


                                       22.

               4.2 The Committee may, in its discretion and in accordance with the provisions of this Section 4 and such supplemental rules as the Committee may from time to time adopt (including applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of Nonstatutory Options (other than the automatic Option grants made pursuant to Article Four of the Plan) or unvested shares under the Stock Issuance Program with the right to use shares of Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their Options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

                      4.2.1 Stock Withholding. The holder of the Nonstatutory Option or unvested shares may be provided with the election to have the Company withhold, from the shares of Stock otherwise issuable upon the exercise of such Nonstatutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                      4.2.2 Stock Delivery. The Committee may, in its discretion, provide the holder of the Nonstatutory Option or the unvested shares with the election to deliver to the Company, at the time the Nonstatutory Option is exercised or the shares vest, one or more shares of Stock already held by such individual with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such Option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

               5. Regulatory Approvals. The implementation of the Plan, the granting of any Option hereunder and the issuance of Stock upon the exercise or surrender of any such Option or as a direct issuance under the Plan shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Stock issued pursuant to it.

               6. No Employment Rights. Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in the Service of the Company (or any Subsidiary employing or retaining such Optionee or Participant) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any such Subsidiary) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate the Service of the Optionee or Participant at any time for any reason whatsoever, with or without cause.

               7. Certain Outstanding Options.

               7.1 Each Option granted under the Company's Original Plan or the 1980 Burr-Brown Research Corporation Executive Stock Plan which was outstanding on the Effective Date of this Plan was incorporated into this Plan and treated as an outstanding Option under this Plan, but each such Option continues to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such Options with respect to their acquisition of shares of Stock thereunder.


                                       23.

               7.2 One or more provisions of this Plan, including the Option/vesting acceleration provisions applicable in the event of a Corporate Transaction or Change in Control or the limited surrender rights exercisable in the event of a Hostile Take-Over, may, in the Committee's discretion, be extended to one or more Options which were outstanding under the Company's Original Plan or the 1980 Burr-Brown Research Corporation Executive Stock Plan on the Effective Date of this Plan but which do not otherwise provide for such benefits.

               IN WITNESS WHEREOF, this March 20, 1998 Restatement of the BURR-BROWN CORPORATION 1993 STOCK INCENTIVE PLAN is hereby declared effective and is executed as of March 20, 1998 on behalf of the Company by its hereunto duly authorized officer.


                                            BURR-BROWN CORPORATION


                                            By:________________________________


                                            Title:_____________________________


                                       24.